Exhibit 99.1

Oxford Immunotec Announces Preliminary Revenue for Fourth Quarter and Full Year 2017

OXFORD, United Kingdom and MARLBOROUGH, Mass., January 8, 2018 (GLOBE NEWSWIRE) -- Oxford Immunotec Global PLC (Nasdaq:OXFD), a global, high-growth diagnostics company, today announced that based on preliminary unaudited financial data, the Company expects revenue for the fourth quarter of 2017 will be between $24.9 and $25.4 million. For the full year 2017, the Company expects revenue of between $103.0 and $103.5 million. These preliminary results are subject to completion of the Company's audit and other financial and accounting procedures. The Company's previously communicated revenue outlook was between $25.4 and $26.4 million for the fourth quarter of 2017 and between $103.5 and $104.5 million for the full year 2017.

The Company plans to release complete financial and operating results for the fourth quarter and full year 2017 prior to market open on Tuesday, February 27, 2018. At this time, the Company also anticipates providing 2018 financial guidance.

Upcoming Webcast

Oxford Immunotec is scheduled to present at the 36th Annual J.P. Morgan Healthcare Conference on Thursday, January 11, 2018, at 11:00 a.m. PST (2:00 p.m. EST). A live webcast of the presentation will be available online from the investor relations page of the Company's corporate website at www.oxfordimmunotec.com. A webcast replay will be available approximately 24 hours after the live presentation and will be archived on the website for approximately 90 days.

About Oxford Immunotec

Oxford Immunotec Global PLC is a global, high-growth diagnostics company focused on developing and commercializing proprietary tests for the management of underserved immune-regulated conditions. The Company's first product is the T-SPOT®.TB test, which is used to test for tuberculosis infection. The T-SPOT.TB test has been approved for sale in over 50 countries, including the United States, where it has received pre-market approval from the Food and Drug Administration, Europe, where it has obtained a CE mark, as well as Japan and China. The Company's second product line is a range of assays for tick-borne diseases, such as Lyme disease, obtained through the acquisitions of Imugen and Immunetics. Also obtained through these acquisitions is the Company's third product line focused on screening for Babesia in donated blood, for which the Company is currently seeking FDA licensure. The Company's fourth product line is focused on the transplantation market. The Company is headquartered near Oxford, U.K. and in Marlborough, Mass. Additional information can be found at www.oxfordimmunotec.com.

T-SPOT and the Oxford Immunotec logo are trademarks of Oxford Immunotec Ltd. Immunetics is a trademark of Immunetics, Inc.

Forward-Looking Statements

This release contains forward-looking statements that involve risks and uncertainties, including statements about our anticipated plans, objectives, intentions, including effects on future financial and operating results, prospects for sales of our products and other statements that are not historical facts. The forward-looking statements in this release are based on current expectations, assumptions and data available as of the date of this release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: decisions by regulatory authorities, hospitals and other health care institutions, laboratories, physicians, patients and third party payers that could affect the Company's business and prospects; as well as our ability to expeditiously and successfully expand our sales and distribution networks. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described under the "Risk Factors" section in our filings with the Securities and Exchange Commission ("SEC"). Our filings are available for free by visiting the investor section of our website, www.oxfordimmunotec.com, or the SEC's website, www.sec.gov.

Investors should give careful consideration to these risks and uncertainties. Forward-looking statements contained herein are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this release. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACT:

For Media and Investor Inquiries:
Karen Koski
Head of Strategy and Investor Relations
Oxford Immunotec
Tel: +1 (508) 556-1377
kkoski@oxfordimmunotec.com